UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2026

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

982 Keynote Circle
Brooklyn Heights, OH 44131
(Address of Principal Executive Offices) (Zip Code)
(216) 676-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	EAF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.
On August 6, 2026, the Board of Directors of GrafTech International Ltd. (the “Company”) approved a plan to permanently cease manufacturing operations at the Company’s graphite electrode and pin manufacturing facility located in Monterrey, Mexico (the “Monterrey Facility”). The Company began notifying affected employees on August 31, 2026.
The Company is undertaking this action to better align the Company’s manufacturing capacity with current market conditions. The Company expects the planned closure to improve manufacturing utilization, reduce the Company’s cost structure and capital requirements, and concentrate production at the Company’s larger and more efficient manufacturing facilities, while preserving the product capabilities required to serve its customers.
The Company expects to wind down operations at the Monterrey Facility in phases, with production expected to conclude early in the second quarter of 2027, although the timing remains subject to operational requirements and compliance with applicable labor, regulatory and other legal obligations in Mexico.
The Company estimates that the total amount of future one-time cash expenditures associated with the closure will be approximately $20 million to $25 million with the majority expected to occur by the end of 2027. Included in the one-time cash expenditures is approximately $10.0 million and $11.5 million of environmental and closure costs and severance costs, respectively. The Company has not yet made a determination with respect to all of the types and amounts of costs associated with the closure. As the Company determines other types and amounts of costs, including an estimate of the total amount related to the closure, the Company will file an amendment to this Current Report on Form 8-K.
The Company is continuing to evaluate certain aspects of the closure plan. Accordingly, the details described above are preliminary and subject to change, including as a result of consultations with employee representatives, regulatory processes, operational requirements, and other factors. In addition to, or in conjunction with, the amendment referenced above relating to the determination of estimates, the Company will amend this disclosure or provide additional disclosure if required by applicable Securities and Exchange Commission (“SEC”) rules.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K (this “Form 8-K”) contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our current views with respect to, among other things, financial projections, plans and objectives of management for future operations, future economic performance and short-term and long-term liquidity. Examples of forward-looking statements include, among others, statements we make regarding the expected timing and execution of the closure of the Monterrey Facility, any anticipated restructuring charges, any expected cash expenditures, anticipated benefits from the closure, and the Company’s future manufacturing footprint and cost structure. You can identify these forward-looking statements by the use of forward-looking words such as “will,” “may,” “plan,” “estimate,” “project,” “believe,” “anticipate,” “expect,” “foresee,” “intend,” “should,” “would,” “could,” “target,” “goal,” “continue to,” “positioned to,” “are confident,” or the negative versions of those words or other comparable words. Any forward-looking statements contained in this Form 8-K are based upon our historical performance and on our current plans, estimates and expectations considering information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates, or expectations contemplated by us will be achieved or determined. Our expectations and targets are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations and targets. These forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to changes in market conditions, customer demand, the outcome of negotiations with employees, compliance with applicable legal and regulatory requirements, the Company’s ability to execute the closure as planned, the Company’s ability to produce connecting pins at our facility located in Pamplona, Spain after the closure, our reliance on one facility in Pamplona, Spain for the manufacturing of connecting pins after the closure, and other factors described in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date:	August 31, 2026	By:	/s/ Rory O’Donnell
Rory O’Donnell
Chief Financial Officer and Senior Vice President